EX-23.2

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-xxxxx to be filed on or about October 29, 2002) pertaining to Discovery Laboratories, Inc. Amended and Restated 1998 Stock Incentive Plan of our report dated March 15, 2002, with respect to the consolidated financial statements of Discovery Laboratories, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
October 29, 2002